As filed with the U.S. Securities and Exchange Commission on           , 2022

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Mao Shi Jade Jewelry International Investment Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

United Kingdom	5944	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Floor 6, Liancheng Union Building, 1005 Chunfeng Road

Luohu District, Shenzhen, Guangdong
People’s Republic of China 518001

+44 7467700761

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CO13, Floor 85, Ping An Financial Center, 5033 Yitian Road

Futian District, Shenzhen, Guangdong
People’s Republic of China 518000

Shenzhen Tuoyuan Investment Development Co.

(Name, address, including zip code, including area code, of agent for service)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	Accelerated filer
Non-accelerated filer	Smaller reporting company
Emerging growth company

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

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As filed with the U.S. Securities and Exchange Commission on           , 2022

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(1)
Common Stock, par value $0.0001 per share

(1)       Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

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As filed with the U.S. Securities and Exchange Commission on           , 2022

PRELIMINARY PROSPECTUS

Ordinary Shares

Mao Shi Jade Jewelry International Investment Ltd.

Shares of Common Stock

We are offering ordinary shares. This is the initial public offering of ordinary shares of Mao Shi Jade Jewelry International Investment Ltd. The offering price of our ordinary shares in this offering is expected to be $5.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We have applied to list our ordinary shares on the Nasdaq Capital Market under the symbol “MSFC”. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Mao Shi Jade Jewelry International Investment Ltd. (“MSFC”) is not an operating company but a holding company incorporated in United Kingdom with operations primarily conducted by its subsidiaries established in the People’s Republic of China (“PRC” or “China”). Shares of common stock offered in this offering are shares of our United Kingdom holding company, instead of shares of our PRC subsidiaries. While shareholders of MSFC indirectly hold equity interests in our Chinese operating subsidiaries, they may never directly hold such interests in our operating companies and may never receive a dividend distribution or other economic benefits from owning shares of MSFC. As of the date of this prospectus, neither us nor any of our subsidiaries has been required to obtain permission from the government of China to trade our shares on the NASDAQ Capital Market.

We face various legal and operational risks and uncertainties relating to our operations in China. These risks, together with uncertainties in China’s legal system and the interpretation and enforcement of Chinese laws, regulations, and policies, could hinder our ability to offer or continue to offer our securities, result in a material adverse effect on our business operations, and damage our reputation, which could cause our shares to significantly decline in value or become worthless. The Chinese government may intervene or influence the operations of our PRC subsidiaries at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in the operations of our PRC subsidiaries and/or the value of our common stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government adopted a series of laws, regulatory measures and issued statements to regulate business operations in China, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. The Cyberspace Administration of China (“CAC”) has opened cybersecurity probes into several U.S.-listed technology companies focusing on anti-monopoly regulation, and how companies collect, store, process and transfer data, among other things. If we are subject to such a probe or are required to comply with the stringent requirements of the new regulations, our ability to conduct our business or list on a U.S. stock exchange may be restricted. As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any Chinese regulatory authority, nor has any of them received any inquiry, notice or sanction. There are currently no relevant laws or regulations in China that prohibit companies whose subsidiaries or entity interests are within China from listing on overseas stock exchanges. However, since these statements and regulatory actions are newly published, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new policies and regulations will have on our daily business operation, the ability to accept foreign investments and our ability to continue trading on a U.S. securities marketplace or stock exchange.

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As filed with the U.S. Securities and Exchange Commission on           , 2022

We anticipate that following the completion of this offering, our President and Chief Executive Officer, Zhenglin Mao, and our director, Lifen Yang and Yu Mao, will beneficially own an aggregate 75% our outstanding shares of common stock after our offerings. We may be deemed to be a “controlled company” under the NASDAQ Marketplace Rules 5615(c). Furthermore, we intend to take advantage of the corporate governance exemption for "controlled companies" provided by the NASDAQ market rules.

	PER SHARE	TOTAL
Initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us	$	$
(1)	Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

We expect our total cash expenses for this offering (including cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $[●], exclusive of the above commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

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Our Mission

Mao Shi Jade Jewelry International Investment Ltd. specializes in high-end jade development, production, sales, jade jewelry industry chain digitalization, technology, innovation and upgrading as the core, focus on creating master jade jewelry consumer-oriented artwork trading-based online and offline combination of digital industry platform.

In addition, the company attaches great importance to advancing with the times, progressing with the technological era, planning the integration of big data based on the three major stages of design, manufacturing and sales, establishing a set of perfect talent training programs, departmental growth programs, developing intuitive and perfect industry promotion rules in line with the industry's real data, in order to build a jade jewelry consumer artwork production system corresponding to the talent shaping industry chain, and thus promote industrial upgrading, and Promote the upgrade of the social pursuit of art form, promote the art core and the meaning of the existence of artwork upgrade.

The company will be based on the innovative concept of "global high-end jadeite jewelry service + high-tech + financial capital", integrating high-end jadeite jewelry supply chain production, sales team, supply chain finance, design and development, jewelry culture, high-end talent cultivation and many other sectors, we will empower the jadeite jewelry industry to be more technological, digital, so that jadeite Carrying the cultural mission to promote the global high-end jadeite jewelry industry as the development goal, is committed to build the world's first high-end jadeite jewelry think tank.

Our Business

The main business of the company: the design, production and sales of jadeite jewelry. Mao Shi Jade Jewelry International Investment Ltd. specializes in high-end jade development, production, sales, jade jewelry industry chain digitalization, technology, innovation and upgrading as the core, focusing on creating master jade jewelry consumer-oriented artwork trading-based online and offline combination of digital industry platform.

1）The raw material market of jadeite

Raw material mining (through the import link to domestic circulation);

Jadeite expert group to identify the color and quality of jadeite;

Myanmar public market, the second domestic public market;

Docking jewelry design end, big data against the fit with the design of the map for screening.

2）Jadeite jewelry design

The designer gets the inspiration by selecting the symbolic meaning and story;

Design drawing creation, confirm the required jadeite raw material type and size;

When there are particularly good raw materials in the database, also according to the specific analysis of jadeite jade design more suitable for the special raw materials design drawings;

Combine the design with the product needs of high-end customers;

Put the design into a large database for professional classification.

3）Jadeite jewelry making

The forger matches the design and jadeite raw materials according to the big database;

According to professional experience, use professional instruments and tools to polish, process, forge and detail the raw materials;

Checking the design, comparing the fit, doing quality control and testing, and recording the processing process and results into the big database.

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4）Jade jewelry sales and circulation

Combine with big data analysis for jadeite pricing;

A third-party quality inspection agency intervenes to carry out quality inspection and supervision;

Delivered to 1000 Mao's jade stores chain terminals for sales;

Sales through Mao's jade online mall;

Promote sales through new media platforms such as TikTok;

Sales through various exhibitions and other channels;

Promote and sell through private customization mode.

Industry background

1) Industry chain description

Definition of jade industry: "Generally speaking, it is the general term for the organizational structure system of units or individuals engaged in the production and service of jade related properties. Deep cognitive jade industry definition, to predict and guide the jade industry prospects, guide the direction of industry investment is essential."

China is a large country of jadeite production, has a relatively complete layout of the industry chain, jadeite industry scale ranks first in the world. The development of the jadeite industry has driven the development of the jadeite industry, China's jadeite industry has a large scale, has formed a more complete industrial chain layout. China's jadeite industry chain involved in the main body constantly enriched, the industrial ecology gradually robust. Through the analysis of jade industry chain, we study the upstream and downstream users, services and services of the industry chain. Through content introduction, data statistics, event analysis, summary overview and other text to describe the industry. The upstream market players of the industry chain are the suppliers of the jadeite industry, and the large enterprises in the upstream of the industry chain have a strong say in the midstream. Competition in the jadeite industry is fierce, industry concentration is not high, the industry's leading enterprises have a strong voice both upstream and downstream. The downstream of the industry chain includes the jadeite industry products consumption place and consumption terminal, consumption place mainly for distributors at all levels, retail stores and e-commerce platform.

Affected by the relevant policies, jadeite industry market size compound annual growth rate will be slightly reduced, but people have a continuous demand for jadeite industry, and companies continue to adjust business to cope with the new market environment, the next five years the industry market size will still grow steadily, is expected to compound annual growth rate of about 7.5%.

Jadeite industry market analysis: rapid market growth, broad development prospects, rapid development to promote the jadeite industry market size. The current market jade industry products have been up to hundreds of kinds, the industry competition is very fierce. 2020, China's jade industry assets totaled 370.5 billion RMB, an increase of 7.5%. The main business income 186.8 billion RMB; total profits amounted to 23.6 billion RMB . In recent years, in jadeite sales revenue, total profits, the size of China's jade industry as a whole shows an upward trend. With the depth of industrial restructuring, domestic medium and high-end jadeite equipment development faster, jadeite industry as a whole is running steadily.

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Jade industry development to good demand for pull and policy to promote China's jade industry market size to achieve sustained expansion, the future development of the industry continues to be good. Intelligent is the inevitable trend of the future development of the jadeite industry, is also an important feature of the development of the jadeite industry in recent years. Intelligent manufacturing-related technologies in the field continue to be vigorously promoted development. Digitalization can not only improve the production efficiency of jade enterprises, increase its profitability, but also improve the level of information technology and integrated applications, to achieve the purpose of "reduce staff, increase efficiency, improve quality and safety". High-end with the jade industry restructuring, transformation and upgrading process to accelerate the replacement of higher technology, stability and reliability of product demand will continue to stimulate the jade enterprises to improve the high-end manufacturing and high-end supply capabilities, prompting the development of jade enterprises to high-end direction. Product diversification diversification strategy refers to the enterprise in order to occupy the market more and develop new markets, or to avoid the risk of operating a single business and selectively enter the new business areas of the strategy.

2) Industry data

In 2010, China's jewelry sales were 270 billion RMB.

In 2011, China's jewelry sales of 380 billion RMB.

In 2012, China's jewelry sales were 279.5 billion RMB.

In 2013 China's jewelry sales 295.9 billion RMB.

In 2014, China's jewelry sales 492 billion RMB.

In 2015 China's jewelry sales 520 billion RMB.

Due to the rise of the live industry.

In 2016, China's jewelry sales 665.4 billion RMB.

In 2017, China's jewelry sales 677 billion RMB.

In 2018, China's jewelry sales 696.5 billion RMB.

In 2019, China's jewelry sales of 707.2 billion RMB.

In 2020, due to the development of industry norms: China's jewelry sales 610 billion RMB.

The above data includes gold jewelry sales data.

In 2021 China's jewelry industry market recovery growth, jadeite products sales accounted for 13.9% of the jewelry industry. Among them, 2021 China's jadeite online transaction size of 250 billion yuan, an increase of 8.7%. From the jadeite market consumption, of which 2021 China's female jadeite market consumption accounted for 72%.

China's jadeite imports mostly, including China's imports of jadeite by other processing in 2021 amounted to 20762,204 carats, up 53.1% year-on-year; exports of jadeite by other processing amounted to 358,034 carats, up 68% year-on-year.

According to China Customs data, China's imports of jadeite by other processing amounted to US$1022147262 in 2021; exports of jadeite by other processing amounted to US$64368, down 93.6% year-on-year.

The most imported jadeite by other processing in China in 2021 is 12,883,441 carats from Myanmar; the most exported jadeite by other processing in China is 203,526 carats from Hong Kong, China.

The above data is from China Jewelry Association's "China Jadeite Industry Consumption White Paper".

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3）Industry points

The jade industry lacks a unified standard of recognition, jade can not be standardized definition, whether it is the pricing of jade or a process from raw materials to design to process, there is no a unified industry standard, which is not only the jade market, it is a common problem of all jewelry market.

In addition, jadeite is difficult to realize, the industry has too many substandard, fake phenomenon, resulting in the lack of consumer confidence to buy, thus greatly increasing the cost of sales, from consumers to the industry business, whether it is the raw material side, or the production and processing side, the design side, the sales side, are in urgent need of a more convincing industry standards out.

And Mao's jade, just to solve this pain point, through the establishment of rigorous, programmed, reliable database, from each link of each process labor participants, to the difficulty of obtaining raw materials, the preciousness of raw materials, everything can be gradually integrated in the huge database a set of more persuasive standards, and has enough data to support, enough to lead the entire industry.

4）The main consumer of the product or service

Jade industry covers a large scale of the population, services and service users account for a high proportion, the market size is huge, market sales are tight, service usage surge, compound growth rate is oddly high, the market size and demand is very large. Jade market demand crowd size of 150 million people or more, low price jadeite products more and more consumer body tends to young fashion crowd. High-end jadeite and collection value increases, the main customers are high net worth people, entrepreneurs and private large customers.

5）The main reason why consumers buy the product or service

With the improvement of jadeite jewelry design art and life quality, people's pursuit of quality of life is also getting higher and higher, jadeite artwork diversity and personalization has become a part of the public necessary to repair jewelry and quality of life. High-end customers not only value the aesthetic role of jadeite and the embodiment of high-quality high-grade life, but also value the value of jadeite appreciation and collection of value-added space.

(6) The company's current position in the industry and the target position

The company currently has a senior and authoritative team of expert consultants and high-end design team, has a perfect and sufficient jadeite jewelry supply chain system, equipped with a professional operation elite team, has the experience of digital operation and the basic platform, and join hands with the upstream and downstream of the industry chain to form the jadeite alliance, and is currently in the industry with absolute comprehensive advantages and superb operational capabilities in the leading position.

The company's future goal is to build a high-end jadeite jewelry industry chain platform with "digitalization, technology and innovation" as the core, and to become the leading brand enterprise in the international ecosphere of jadeite industry.

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6）Industry forecast (next three years)

A / Industry facing reshuffle: Due to the huge impact of the new crown epidemic on the economy, all industries are facing reshuffle of resources, so the jade industry also entered the reshuffle period. Downstream enterprises lack of core technology. Investment and financing is mainly focused on the mainstream resource-based enterprises and comprehensive operational capacity of the jade industry.

B / standardization trend integration: jade industry standardization and customization boundaries are broken, the future tends to integrate. Standardization plus micro-customization of the product strategy, effective balance between the operational level of enterprises and consumer demand level contradictions let consumers have enough certainty, but also have enough flexibility.

C / industry platform function transformation: jade industry big data application makes the actual operation and construction empowerment way deep involvement, making the platform from a simple flow supply entrance into the tool supply, technology supply, worker supply mode.

D / focus on user experience: China's consumer upgrade forced the jade industry to improve the quality of service, user demand from access to company information and docking with the company smoothly transformed into a more experience-oriented focus on the actual results, to meet user needs, to provide personalized customized services, become the new direction of development of the jade industry.

Industry in the process of products and services, with perfect content production, channel construction, commercialization of landing and other levels of collaboration. Further industry synergy and integration in the future is conducive to improving the competitiveness of the industry and promoting the continued positive development of the line.

7）Market forecast

Affected by the relevant policies, jade industry market size compound annual growth rate will be slightly reduced, but people have continuous demand for jade industry, and companies continue to adjust business to respond to the new market environment, the next five years the industry market size will still grow steadily, is expected to compound annual growth rate of about 7.5%. Rapid market growth, broad development prospects, rapid development to promote the jade industry market size. The current market jade industry products have been up to hundreds of kinds, the industry competition is very fierce. 2020, China's jade industry assets totaled 370.5 billion yuan, an increase of 7.5%. The main business income 186.8 billion yuan; total profits amounted to 23.6 billion yuan . In recent years, in jadeite sales revenue, total profits, the size of China's jade industry as a whole shows an upward trend. With the depth of industrial restructuring, domestic medium and high-end jadeite equipment development faster, jadeite industry as a whole is running steadily. In the future development of the market, jade industry will gradually usher in the opportunity for rapid growth.

The company will expand Mao's jade jewelry store chain of a thousand stores, based on the traditional cultural roots and rich jade jewelry artwork project, relying on the master art resources of Mao's jade platform, the main product cost-effective consumer artwork route, so that the master jade jewelry artwork into thousands of households.

The platform will create a domestic innovative OSO super supply chain digital technology system, through high-tech technology, rich jadeite jewelry cultural industry resources, new media marketing platform, private ordering and empowerment business circle, capital tools and other forms of channels for online and offline promotion, to reach the famous enterprises, capital, supply chain, banks, high-end private large customers, members and other mutual diversion, cross-border empowerment jadeite culture, consensus jadeite standards, enhance the value of jadeite culture and accelerate the circulation of jadeite.

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HONG KONG MAO'S JEWELRY INVESTMENT GROUP LIMITED is a Chinese jadeite jade jewelry and decorations, artwork manufacturers, processors, wholesalers, retailers, and at the same time is China's jadeite jade culture connotation enrichment, is the promotion of jadeite culture upgrade art marketing company, both physical products, but also comes with the cultural connotation of cultural products, the company will be culture and jadeite jade bundle, so as to achieve the art of The company bundles culture and jadeite jade, thus realizing the art of physical display, and the cultural value of the material to realize.

The company has the core resources of the whole industry chain, based on art design digitalization, product processing digitalization, scene trading digitalization, for the industry professional exhibition, forum sharing, resource matching, cooperation platform, digital trading full range of services, to create the whole industry chain of jade jewelry ecosystem.

Our Challenge

1) Our history is limited

Mao Shi Jade Jewelry International Investment Ltd. was established in Hong Kong on November 9, 2011, as a jewelry company that has not operated for decades or centuries, we still have a big gap compared to many companies with a long history and rich resources, and our current achievements certainly correspond to our growth years have been a lot of achievements, but we still need to work hard to those who have more years of accumulation. We still need to work hard to be on par with companies with more years of experience.

2) The competition in the industry is relatively fierce

We not only have to compete with the main jadeite companies, we can say that all jewelry industry companies are our competitors, including CHOW TAI FOOK, TSL, Chow Sang Sang, LUKFOOK JEWELLERY, 3DG Jewellery, KING FOOK HOLDINGS LIMITED, KING LUK FOOK JEWELLERY, justgold, MaBelle, Diamond Link and other strong players, which is both a challenge and an opportunity for us, the industry More competitors represent the maturity of the industry, but also represents the correctness of our chosen track, we are confident to face such challenges.

3) Retention of management personnel

Our success depends to a large extent on the efforts and capabilities of our senior management and key personnel. Competition for qualified executives and key personnel is intense. Although we maintain non-competition and non-disclosure covenants with many of our key personnel and we have employment agreements with key personnel, all of our employees are "at-will employees." The loss of the services of one or more key employees, or the inability to hire, train and retain other key personnel, could delay the development and sale of our products and disrupt our business and affect our ability to execute our business plan.

4) War, terrorism or other unknown and unexpected events

Involvement in war or other military operations or acts of terrorism could cause significant disruptions to global commerce. If such disruption results in (i) delays or cancellations of customer orders, (ii) a general decrease in consumer spending, (iii) our inability to effectively market and distribute our products, or (iv) our inability to access capital markets, our business, results of operations, financial condition and prospects could be materially and adversely affected. We cannot predict whether involvement in a war or other military action would result in any long-term business disruption or whether such involvement or response would have any long-term material adverse effect on our business, results of operations, financial condition or prospects.

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(5) The use of social media and influencers may have a material adverse effect on our reputation

We sell through Mao's Jade online mall; we promote sales through new media platforms such as TikTok; we sell through various display exhibitions and other channels; we promote sales through the private custom model. Each sales channel corresponds to each channel of consumers, which also means that we will be subject to the common supervision of all our consumer groups, need to strictly control the quality and products to prevent the emergence of bad reviews of us, and at the same time to prevent the malicious smear from the water army of peers, need us to have better public relations handling as well as response means.

5) Corporate Social Responsibility

Many factors affect our reputation and brand value, including stakeholder perceptions and the industries in which we do business. Our business faces increasing scrutiny related to environmental, social and governance activities, and our reputation and brand value could be damaged if we fail to act responsibly or comply with regulatory requirements in many areas (such as safety and security, environmental management and sustainability, supply chain management, climate change, diversity, human rights, philanthropy and support for local communities).

6) Keeping up with the times in production and sales processes

Our production methods should face the challenges of the new era, whether it is the instruments used for processing, the software used by our designers for design, or even the adoption of intelligent voice services on the sales side as needed, all our processes should follow the progress of the times and make changes to keep up with the pace of the times, for this reason we do not hesitate to spend resources on researching relevant technologies and products, as well as exploring channels with relevant To do so, we spend resources on researching relevant technologies and products, as well as exploring channels with relevant products to achieve a more stable production line and sales chain, so as to keep up with the development of the times.

7）The management process should be more modern

As our enterprise is getting bigger and bigger, we are constantly exploring the optimization of the management mode in the process of growth, not only a transition and realization from offline management to online management, but also in order to further our goal, our platform will also use the big data of each process we have accumulated to train our employees, so that they can make progress in the process of being managed, realize their personal value and In order to further our goals, our platform will also use the big data we have accumulated for each process to train our employees, so that they can improve in the process of being managed, achieve their personal values and goals, and make our company more efficient.

Company history and structure

Mao Shi Jade Jewelry International Investment Ltd. was established in Hong Kong on November 9, 2011. The company has now set up more than 20 jadeite jewelry alliance partners in 9 important cities in China, including Hong Kong, Taiwan, Macau, Shanghai, Beijing, Kunming, Suzhou, Hangzhou, Wuxi, etc. It has also established innovative digital intelligence supply chain (service center) bases in Shenzhen, Jieyang, Sihui, Ruili, etc., and has formed a professional advisory group with more than 100 domestic and foreign jewelry and jade experts and professors to provide the company's development think-tank services.

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Implications of Being an Emerging Growth Company

As a company with less than US$1.07 billion in revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include, but are not limited to:

Being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our SEC filings;

Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

Reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

Exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.We have elected to use the extended transition period under the JOBS Act. Accordingly, our financial statements may not be comparable to the financial statements of public companies that comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.07 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur as of the end of our fiscal year if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

The Offerings

Issuer	Mao Shi Jade Jewelry International Investment Ltd.

Securities Being Offered	Ordinary Shares (or Ordinary Shares if the underwriters exercise their over-allotment option in full), par value US$0.0001 per share, on a firm commitment basis

Offering Price	We expect that the initial public offering price will be between US$10.00 per Ordinary Share.

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Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote. Ordinary Shares are not convertible.

Option to Purchase Additional Ordinary Shares	We have granted to the underwriters an option, exercisable within 60 days from the effective date of this prospectus, to purchase up to an additional Ordinary Shares.

Use of Proceeds	We plan to use the net proceeds we receive from this offering for (i) R&D and patent application of jadeite series products (ii) Jointly build the jadeite alliance public base (iii) Big data center exhibition, partial product processing and sales expansion site construction (iv)Technical system upgrade of the mall(v)Merger and acquisition of jadeite gem mine. See “Use of Proceeds” for additional information.

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “MSFC” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Transfer Agent

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

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For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

We are not required to provide the same level of disclosure on certain issues, such as executive compensation;

We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards.  Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

The requirement that a majority of the board of directors consist of independent directors;

The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

The requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, our Controlling Shareholder will beneficially own of our total issued and outstanding Ordinary Shares, representing % of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or of our total issued and outstanding Ordinary Shares, representing % of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615(c) because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

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Our Pre-IPO

Prior to the IPO, we will raise an additional RMB 200,000,000 in Pre-IPO capital at a valuation of RMB 1,000,000,000, which will result in a total valuation of RMB 1,200,000,000. The Pre-IPO funds raised will be used to strengthen the company's anti-risk capability and improve its international competitiveness.

Corporate Information

Our principal executive offices are located at Floor 6, Liancheng Union Building, 1005 Chunfeng Road, Luohu District, Shenzhen, Guangdong, People’s Republic of China 518001.

EXCHANGE RATE INFORMATION

Our business is primarily conducted in China, and the financial records of our subsidiaries in China are maintained in RMB, their functional currency. However, we use the U.S. dollar as our reporting and functional currency; therefore, reports made to shareholders will include current period amounts translated into U.S. dollars using the then-current exchange rates, for the convenience of the readers. Our consolidated financial statements will be translated into U.S. dollars in accordance with ASC Topic 830, “Foreign Currency Matters.” The financial information is first prepared in RMB and then is translated into U.S. dollars at period-end exchange rates as to assets and liabilities and average exchange rates as to statements of income. Equity accounts are translated at their historical exchange rates when the equity transactions occurred. Translation adjustments resulting from this process are included in accumulated other comprehensive loss. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange and through restrictions on foreign trade.

With respect to amounts not recorded in our consolidated financial statements included elsewhere in this prospectus, unless otherwise stated, all translations from RMB to U.S. dollars were made at RMB 6.3726 to $1.00, the noon buying rate on December 30, 2021, as set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System.

Offerings

Below is a summary of the terms of the offering:

Issuer	Mao Shi Jade Jewelry International Investment Ltd.

Securities Being Offered	Ordinary Shares (or Ordinary Shares if the underwriters exercise their over-allotment option in full), par value US$0.0001 per share, on a firm commitment basis

Offering Price	We expect that the initial public offering price will be US$5.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	Ordinary Shares

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Ordinary Shares Outstanding Immediately After This Offering	Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote. Ordinary Shares are not convertible.

Use of Proceeds	We plan to use the net proceeds we receive from this offering for (i) R&D and patent application of jadeite series products (ii) Jointly build the jadeite alliance public base (iii) Big data center exhibition, partial product processing and sales expansion site construction (iv)Technical system upgrade of the mall(v)Merger and acquisition of jadeite gem mine. See “Use of Proceeds” for additional information.

Proposed Nasdaq Trading Symbol and Listing	We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “MSFC” This offering is contingent upon us listing our Ordinary Shares on Nasdaq Capital Market or another national exchange. No assurance can be given that such listing will be approved or that a liquid trading market will develop for our Ordinary Shares.

Lock-up	Our directors, executive officers, and shareholder who own 5% or more of the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of 6 months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Transfer Agent

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Risk factors

Investing in our common stock is highly risky. Before making an investment decision, you should consider and carefully read all of the risks and uncertainties described below, and other information contained in this prospectus, including our consolidated financial statements and relevant instructions appearing elsewhere in this prospectus. The risks described below are not the only risks that we face. Any of the following risks, or additional risks and uncertainties that we do not currently know of, or that we currently consider unimportant, may have a material adverse impact on our business, financial position, or operating performance. In this case, the trading price of our common stock may fall, and you may lose some or all of your original investment.

Risk associated with our business and industry

We have developed rapidly in recent years, and we have limited operating experience under the current scale of operation. If we cannot effectively manage our growth, our brand, corporate culture and financial performance may be affected.

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We have grown rapidly over the past few years, and our recent growth rate and financial performance should not be seen as indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth is and may strain our existing resources in the past and in the future, and we may encounter ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training, and managing a fragmented and growing staff base. Failure to expand and sustain our corporate culture through growth may undermine our future success, including our ability to retain and recruit people and to effectively focus on and pursue our corporate goals.

The design-oriented, well-sourced premium jewelry industry is growing rapidly and may not grow as we expect. Even if our net sales continue to grow, our future net sales growth rate is likely to decline by a variety of factors, including macroeconomic factors, changes in supply and supply chains, changes in consumer preferences, increased competition, and the maturity of our business. Therefore, you should not rely on our net sales growth rate in any previous period as an indicator of our future performance. The overall growth in our net sales will depend on many factors, including our ability to:

Effectively price our products and services so that we can attract new customers and expand our relationships with existing customers;

Accurately forecast our net sales and plan our operating expenses;

Successfully compete with other companies that currently or future may enter our competitive markets and respond to the developments of these competitors, such as pricing changes and the launch of new products and services;

Comply with existing and new laws and regulations applicable to our business;

Successfully expand existing markets and into new markets, including new regions and categories;

Successfully launch new products and enhance our products and services and their capabilities, including responding to new trends or competitive dynamics or customer needs or preferences;

Successfully identify and acquire or invest in a business, product, or technology that we believe can complement or expand our business;

Avoid interruption or interruption in the distribution of our products and services;

Natural or laboratory-bred jade supply may lead to a decline in jade prices;

Provide customers with high-quality support to meet their needs;

Hire, integrate, and retain talented sales, customer service, and other personnel;

Effectively manage the growth of our business, personnel, and operations, including the opening of new showrooms;

Effectively manage the costs related to our business and operations;

Maintain and enhance our reputation and brand value.

Given the limited history of operating our business on a current scale, it is difficult to assess our current business and future prospects, including our ability to plan and simulate future growth. Our limited operating experience on this scale, combined with the rapidly evolving nature of the markets where we sell products and services, the enormous uncertainty about how these markets evolve, and other economic factors beyond our control, reduces our ability to accurately predict quarterly or annual revenue. Failure to effectively manage our future growth may adversely affect our business, financial position and operating performance.

Increasing costs, delivery times, supply shortages and supply changes in Emerald, other gemstones and precious metals may disrupt our business and adversely affect our operations, financial position and performance.

Meeting customer needs depends in part on our ability to obtain timely and adequate material delivery for our products and services. The materials used to manufacture our products and services come from a limited number of suppliers who are expected to adhere to our strict supplier code of conduct and compliance requirements. Furthermore, our natural emerald is particularly constrained by these operators following internationally recognized labour, trade and environmental standards. Similarly, our fine jewelry such as gold and silver is made of precious metals. Limited market supply poses a challenge to the sources of recycled precious metals, and we have no long-term arrangements with most material suppliers, and supply chain disruptions, such as because the COVID-19 pandemic may affect the availability and cost of precious metals, jadeite, and other materials used in our products. Therefore, we face the risk of shortsupply of these materials and long length of delivery, and our suppliers disdown or modifying the materials used in our products.

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In addition, the long delivery times associated with certain materials may hinder or exclude rapid changes in design, quantity, and delivery schedule. Our ability to meet demand growth has been and may in the future be affected by our dependence on material availability. We may encounter supply shortages in the past and future, and the predictability of the availability of these materials may be limited. If the supply of these materials is short or interrupted, we may not be able to develop alternative sources in a timely or cost-effective manner. Developing alternative sources of supply for these materials can be time-consuming, difficult, and costly, and we may not be able to purchase them on our acceptable terms, or not at all, which may undermine our ability to complete our orders in a timely manner. Any interruption or delay in the supply of these parts or materials or the inability to obtain these materials from other sources at a reasonable time will compromise our ability to deliver products to our customers in a timely manner.

Moreover, the volatile economic situation may make it more likely that our suppliers and logistics suppliers will fail to deliver supplies promptly or at all, and there is no guarantee that we can find alternative suppliers of comparable quality in time at an acceptable price. Furthermore, international supply chains may be affected by events beyond our control, and may limit our ability to purchase supplies or finished products and services in a timely manner. Imports and exports involve more risks, because since at least early 2018, the U. S. and several foreign leaders have increased their rhetoric about imposing tariffs on foreign imports of certain materials, being in some cases accompanied by legislative or administrative action. Some of the materials used to manufacture our products are sourced internationally. The COVID-19 pandemic, which we have seen, and may continue to see, increased congestion or new import and export restrictions implemented in the ports on which our business relies. In some cases, we have had to run our supply chain at increased costs to ensure alternative modes of transport (such as air transport) or the use of alternative routes. These tariffs have an impact on our material costs, and have the potential for a greater impact, depending on the outcome of the current trade negotiations. Our material cost increase may have a significant impact on our gross margin. Loss to significant suppliers, increased material costs or delays or interruption in material delivery may adversely affect our ability to generate future net sales and earnings and adversely affect our business, financial position and operating performance.

If we fail to convert our existing customers into repeat customers or acquire new customers in a cost-effective way, our business, financial position, and operating performance will be compromised.

The growth of our business depends on our ability to continue to grow by cost-effectively transforming existing customers into repeat customers and adding new customers. While we believe that many of our customers come from word of mouth and other non-paid referrals, we expect to continue to spend resources and launch marketing campaigns to capture more customers, all of which could affect our overall profitability. If we fail to continue to expand or retain our customers, our net sales growth may be slower than expected or lower.

Making the market open to e-commerce and omni-channel premium jewelry purchases is critical to our continued customer retention and growth. Historically, consumers have been slower to buy fine jewelry online, as compared to e-commerce products in other industries, such as consumer electronics and clothing. Turning the consumer in-store experience into an online platform for premium jewelry is difficult because jewelry is often a well-thought-out high-value purchase that consumers like to see and touch with themselves before purchasing. Changing traditional premium jewelry retail habits is difficult, and our business and operations may be compromised if consumers and retailers do not accept the transition to e-commerce and the all-channel premium jewelry retail experience we expect. Moreover, even if more and more consumers start buying premium jewelry online, we may encounter problems such as increased customer attrition rates if we fail to meet their changing needs in time and predict or respond to market trends and new technologies. A negative impact on our business and operating performance.

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Our ability to attract new customers and increase net sales to existing customers also largely depends heavily on our ability to improve and improve existing products and launch new products and services in a timely manner. We must also be able to identify and initiate trends, and promptly anticipate and respond to changing consumer demand. The success of new products and services depends on several factors, including timely rollout and completion, adequate demand, and cost-effectiveness. We are building and improving machine learning models and other technical capabilities to drive both the improved customer experience and our operational efficiency, such as virtual fitting, virtual appointments with jewelry experts, optimized payment processing and customer service, and automated key support workflows. While we expect these technologies to improve our business and operational performance, including inventory forecasting and customer traffic forecasting and management, any defects or failures in such technologies can lead to our service disruption or delays, which could damage our business.

Our number of customers may decline or fluctuate substantially due to many factors, including:

Not satisfied with the quality, pricing, or changes of our products and services;

The quality of our products and services, consumer appeal and price;

Strong competition in the high-end jewelry retail industry, including the ability of certain competitors to offer lower prices without imposing a sales tax;

Negative publicity related to our brand;

Our business model lacks market recognition, especially in new areas where we seek to expand; or

Unpredictability of the impact of the COVID-19 pandemic or future disease outbreaks or similar public health problems.

Furthermore, our ability to attract and retain customers may be adversely affected if we fail to provide quality support or help solve problems. If the number of our customers falls or fluctuates due to any of these or other reasons, our business will be affected.

The COVID-19 pandemic has been and may continue to have a significant adverse impact on our business.

The COVID-19 pandemic and the travel restrictions, quarantine, other and related public health measures and actions taken by the government and the private sector have adversely impacted globally.

The economy, the financial markets, and the overall environment of our business, and the extent to which it may continue to affect our future operating performance and overall financial performance, remain uncertain. Even after the pandemic fades, the pandemic could persist indefinitely.

Our showrooms began closed to the public in March 2020 due to the pandemic and well the government and health authorities recommendations. We began reopening our showrooms to the public in May 2020, and by the end of June 2020, we have completed the reopening of all of our showrooms. While we hope to be able to continue operations during the pandemic, our operations were and are still subject by local or regional public health orders, including temporary closures with mandatory government closures, that could affect our showrooms or other operations. Social distancing agreements, government-imposed occupancy restrictions, and general consumer behavior due to COVID-19 may continue to negatively affect showroom traffic, which may negatively affect our showroom sales. This negative impact can be exacerbated during rush hour periods such as the holiday shopping season. Furthermore, while we implement strict safety procedures in the reopened showrooms, there is no guarantee that such procedures will be effective or deemed effective, and that any disease related to our showrooms or alleged virus related, whether accurate or not, may negatively affect our reputation, operating results, and / or financial condition. The COVID-19 pandemic has also disrupted the company's global supply chain and could lead to additional operational disruptions, including increased production and distribution costs and extended fulfillment times. For example, we face in 2020 a government shutdown production capacity problems with producing a sufficient quantity of certain products, and disruptions in jewelry manufacturing and diamond and gem procurement, which could continue in 2022 and beyond due to the pandemic.

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COVID-19 and the relevant Government responses have had, and may continue to negatively affect, our financial position, business and operating performance because of some or all of the following events or circumstances:

Limited showroom capacity, including limited in-store appointments; we and our third party suppliers, contract manufacturers, logistics suppliers and other business partners due to illness or reluctance to the workplace or "stay-home" regulations;

Longer waiting times and delays in response to customer support queries and requests;

Our inability to meet consumer needs and delay delivery to customers, which can also lead to damaged reputation and customer relationships;

Due to long delivery lead and delivery arrangements, post-purchase order cancellation rates or consumer claims and litigation rates increase;

Improve the return rate;

Inventory shortages are due to difficult to accurately predict increased demand, longer delivery times and / or material shortages, work restrictions related to COVID-19, import and export conditions such as port congestion, and local government orders;

Interruption in our product manufacturing (including procurement of key materials), transportation and delivery; for example, in some cases, our business partners have temporarily closed certain manufacturing facilities in a short time, especially in India, in response to COVID-19, which causes a longer performance time;

We are unable to manage our business efficiently due to sick key employees, inefficient work from home, and the inability to travel to our showrooms and distribution centers;

Operational disruption of our third-party suppliers, which may affect our ability to purchase materials at effective prices and in sufficient quantities;

Leading to a significant increase in employee healthcare and welfare costs.

The scope and duration of the pandemic, including the current resurgence in the United States and other parts of the world and the future, the speed of government deregulation or possible additional action to contain the virus, the impact on our customers and suppliers, the speed and extent of market recovery from the pandemic damage, and the impact on our business will depend on future developments that are highly uncertain and not confidently predictable. Changes in economic conditions and the measures taken by the Federal government and the Fed to respond to COVID-19 are likely that the pandemic could lead to higher inflation rates than we expected, which in turn could lead to increased costs of our products and services and other operating costs. Furthermore, COVID-19 may also exacerbate the many other risks described here, if it has broader adverse effects on our operations and global economic conditions.

While we believe that the long-term fundamentals of our business are robust and expect our operating results in the coming fiscal years to begin to reflect more normal operating environments, the current economic and public health environment creates a high degree of uncertainty. Therefore, we will continue to watch this global health crisis closely and will regularly and continuously reevaluate our strategy and operational structure as the situation evolves. For more details on the potential impact of the COVID-19 pandemic and related economic disruptions and the actual operational and financial impact we have experienced so far, see "Management Discussion and Analysis of the Financial Position and Results of Operations."

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The premium jewelry retail industry is highly competitive, and if we fail to compete successfully, our business may be adversely affected.

We operate in a highly competitive industry. Our main competitors include global jewelry retailers and brands, department stores and independent stores, many of which have online businesses. In addition, other retail categories and forms of spending, such as electronics and tourism, are also competing for consumer discretionary spending, especially during the holiday gift-giving season. The price of fine jewelry relative to other products will also affect consumers' consumption habits of fine jewelry.

Many of our competitors have more financial and operational resources, a longer operational history, higher brand awareness, and a wider geographic distribution than us. Therefore, they may be able to conduct extensive and long-term price promotions or otherwise offer competitive prices, which may adversely affect our business. They may also spend more money on advertising than we do. We may be at a major disadvantage compared to large competitors with larger economies of scale. If our costs are higher than our competitors, the pricing of our products and services may not be so attractive, thus inhibiting the sales or profitability of our products and services. Our competitors may expand to the markets we currently operate and we are still vulnerable to the marketing capabilities and high level of recognition of the customers of these larger competitors and the risk that these competitors or others may attract our customer base. Some of our competitors are vertically integrated and are also engaged in the manufacturing and distribution of responsible fine jewelry. These competitors can advantageously use this structure to better compete with us, and certain vertically integrated organizations with significant market forces may use it to make it harder to compete. We purchase some of our products from rival affiliate suppliers. Furthermore, this combination of operations if any of our competitors are to compound these risks. Some of our competitors are vertically integrated and are also engaged in the manufacturing and distribution of responsible fine jewelry. These competitors can advantageously use this structure to better compete with us, and certain vertically integrated organizations with significant market forces may use it to make it harder to compete. We purchase some of our products from rival affiliate suppliers. Furthermore, this combination of operations if any of our competitors are to compound these risks. Some of our competitors are vertically integrated and are also engaged in the manufacturing and distribution of responsible fine jewelry. These competitors can advantageously use this structure to better compete with us, and certain vertically integrated organizations with significant market forces may use it to make it harder to compete. We purchase some of our products from rival affiliate suppliers. Furthermore, this combination of operations if any of our competitors are to compound these risks. We purchase some of our products from rival affiliate suppliers. Furthermore, this combination of operations if any of our competitors are to compound these risks. We purchase some of our products from rival affiliate suppliers. Furthermore, this combination of operations if any of our competitors are to compound these risks.

We may not be able to continue successfully competing with existing or future competitors. Our inability to effectively respond to competitive pressures, improved performance from competitors, and changes in the retail market may lead to lower market share and have a significant adverse impact on our business, financial position, and operating performance.

If we fail to successfully manage inventory balances and inventory reductions, our profitability and cash flow may be negatively impacted.

Efficient inventory management is a key component of our business success and profitability. Our inventory management requires us to maintain the best combination of products to meet customer needs. To succeed, we keep inventory low, while still maintaining adequate inventory levels in in-store and virtual environments to meet customer needs, while not allowing these levels to increase to the extent that the cost of holding goods excessively affects our financial performance. We must maintain adequate inventory levels to ensure competitive delivery times to address the risk of outdated inventory due to changing customer demand, commodity price fluctuations, changes in our product, product transfers, or the life cycle of our products. For example, due to government closures in response to COVID-19, we face capacity problems when producing sufficient quantities of certain products in 2020, which may continue in 2022 and beyond. If our purchase and distribution decisions do not accurately predict overall or store-specific customer trends or consumption levels, or if we improperly price our products, we may have to take unexpected price reductions and discounts to dispose of outdated or excess inventory or record potential write-downs related to the value of an outdated or excess inventory. Conversely, if we underestimate the future demand for a particular product or do not respond quickly enough to supplement our best performing products, we may experience inventory shortages of such products, which may cause unfinished orders, reduced net sales, and customer dissatisfaction.

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Maintaining adequate inventory requires high attention and monitoring of market trends, local markets, the development of suppliers, and our distribution network, and we are not sure if our inventory management will be effective. We are at risk of inventory loss or theft, and we may encounter higher inventory reduction rates or increased security costs to combat inventory theft. Furthermore, any casualty or interruption to the facilities of us or third party suppliers may damage or destroy our inventory located there. As we expand our business, it can be even harder to effectively manage our inventory. If we fail to successfully manage our inventory balances, it may have a significant adverse impact on our business, financial position and operating performance.

If we fail to sustain and enhance our brand, our ability to attract or expand our customer base may be compromised, and our business, financial position, and operating performance may be affected.

Maintaining and enhancing our reputation as a true, socially conscious, inclusive, and innovative company is essential to attracting and expanding our relationship with our customers. The successful promotion of our brand and the market awareness of our products and services will depend on many factors, including our marketing efforts, the ability to continue to develop our products and services, and the ability to successfully differentiate between our products and the customer experience. Our competitors. We expect to invest significant resources to promote and maintain our brand, but there is no guarantee that our brand development strategy will increase our brand awareness or lead to increased sales. The strength of our brand largely depends on our ability to deliver quality products, services and customer experience. Brand promotion campaigns may not increase net sales, and even by doing so, the increased net sales may not offset our expenses incurred in promoting and maintaining our brand and reputation. To protect our brand, we also spend significant resources to register and defend our trademarks, and to prevent others from using the same or basically similar trademarks. Despite these efforts, we may not always succeed in protecting our trademarks, and we may suffer from brand dilution, reputation loss, or other damage. If we work hard we also spend a lot of resources to register and defend our trademarks and prevent others from using the same or substantially similar trademarks. Despite these efforts, we may not always succeed in protecting our trademarks, and we may suffer from brand dilution, reputation loss, or other damage. If we work hard we also spend a lot of resources to register and defend our trademarks and prevent others from using the same or substantially similar trademarks.

Despite these efforts, we may not always succeed in protecting our trademarks, and we may suffer from brand dilution, reputation loss, or other damage. The results of our operations and our ability to attract and attract customers, partners and employees may be adversely affected by failing to promote and maintain our brand in a cost-effective manner.

Adverse advocacy of our brand or products, including perceived quality and security, customer service, or privacy practices, whether authentic or not, may also damage our reputation and reduce confidence and popularity in our products and services. Furthermore, negative publicity associated with our major brands or associated with our third party suppliers, including any reputation issues arising from their failure to comply with applicable laws, including environmental law, may damage our reputation, even if the publicity is not directly relevant to us. We may also adversely affect our brand or reputation if industry organizations find that we do not meet, or no longer meet, our standards or membership standards. If we fail to successfully maintain, protect, and enhance our brand or maintain customer loyalty, or if we fail to try to maintain, protect, and enhance our brand, we may not attract or increase customer engagement, and our business, financial position, and operating performance may be affected.

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Our marketing efforts to help develop our business may be ineffective, and failure to effectively develop and expand our sales and marketing capabilities may damage our ability to increase our customer base and achieve a wider market acceptance accept our ecomichannel shopping approach of fine jewelry.

Increasing awareness of our products and services is important for our ability to develop our business, and the cost of attracting new customers can be high. Our marketing efforts include traditional media and online advertising, as well as third-party social media platforms like Facebook, Twitter and Instagram, as marketing tools. As traditional advertising, online, and social media platforms continue to grow rapidly or become more competitive, we must continue to maintain our presence on these platforms and build a presence on new or emerging popular social media as well as advertising and marketing platforms.

Many customers target our platform through Internet search engines (such as Google and Facebook) and advertising on social networking sites and online streaming services. If our rankings are less visible or for any reason fail to appear in the search results, visits to our site may drop significantly, and we may not be able to replace this traffic. Search engines modify their algorithms from time to time to try to optimize their search results. If the search engines we use for algorithm lists modify their algorithms, we may appear less prominent or not present at all in the search results, which could cause less traffic to our site that we may not be able to replace. In addition, if the cost of search engine marketing services such as Google AdWords increases, we may generate additional marketing expenses, we may need to allocate most of the marketing spending to the channel, or we may be forced to try to replace it with another channel (if any, may not be available at a reasonable price), and our business, financial situation, business performance may be adversely affected. In addition, social media platforms, search engines, and video streaming services may change their advertising policies from time to time. Any changes to these policies that delay or prevent us from advertising through these channels could cause less traffic to our web sites and sales. If we fail to use these marketing tools cost-effectively, if we fail to promote our products and services effectively, or if our marketing campaign draws negative media attention, our business, financial position, and operating performance may be affected.

In addition, regulatory changes may limit the ability of search engines and social media platforms (including but not limited to Google and Facebook) to collect data from users and participate in targeted ads, thus reducing their efficient ability to spread our ads to our goals. For example, but not limited to, Facebook, Google, and Amazon, including how user data generates net sales and what steps are taken to protect the data. If the costs of advertising on the search engines and social media platforms increase, we may generate additional marketing expenses or be required to allocate most of our marketing expenses to other channels, and our business and operating performance may be adversely affected.

Our ability to expand our marketing work largely depends largely on our ability to expand our sales and marketing organizations. We plan to continue to expand our sales force in the United States and Canada, and may further expand internationally in the future. We also plan to devote significant resources to our sales and marketing programs. All these efforts require significant financial and other resources, including channels and locations where we have limited experience to date. If we are unable to hire, nurture, integrate, and retain talented and effective sales people, or if our new and existing sales staff fail to achieve the expected level of productivity, we may not be able to achieve the expected net sales growth for some time in a reasonable manner.

Our e-commerce and omni-channel business face different risks, and our failure to successfully manage these risks may negatively affect our profitability.

As e-commerce and omnichannel retailers, we often encounter the risks and difficulties that Internet companies often encounter. The successful operation of our business and our ability to provide an active shopping experience to generate orders and drive subsequent access depend on the efficient and uninterrupted operation of our order receiving and fulfillment operations. The risks associated with our e-commerce and omni-channel business include:

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Uncertainty related to our website, including changes in the required technical interface, website downtime and other technical failures, costs and technical problems when we upgrade the website software, insufficient system capacity, computer viruses, human errors, security vulnerabilities, legal claims related to our website operations and e-commerce performance;

Internet service disruption or power outages;

Relying on third parties to acquire computer hardware and software, and to deliver goods to our customers;

Rapid technological change;

Credit card or debit card fraud and other payment processing-related issues;

Changes in the applicable federal, state, and international regulations;

Responsibility for online content;

Cyber security and data privacy issues and regulation; and

Natural disasters or bad weather conditions.

In addition, we must keep up with competitive technology trends, including the use of new or improved technologies, creative user interfaces, virtual and augmented reality, and other e-commerce marketing tools, such as paid search and mobile apps ("apps")), which may increase our costs and may not increase sales or attract customers. Our competitors, some of which have more resources than ours, may also be able to benefit the technology from the changes in e-commerce, which could hurt our competitive position. If we cannot truly and accurately understand product availability when our customers are ready to purchase, we can perform their orders quickly and effectively to provide a convenient and consistent experience to our customers, whether the final sales channels or effectively manage our online sales, our competitiveness, and our business performance may be adversely affected.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

Our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;

Our ability to develop and market new products;

The continued market acceptance of our products;

The sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

Our ability to manage operations-related risk;

Our expectations and management of future growth;

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Our expectations concerning relationships with third parties;

The impact of COVID-19 on the Company;

Our ability to maintain, protect and enhance our intellectual property;

Our ability to successfully acquire and integrate companies and assets;

The increased expenses associated with being a public company;

Exposure to product liability and defect claims;

Protection of our intellectual property rights;

Changes in the laws that affect our operations;

Inflation and fluctuations in foreign currency exchange rates;

Our ability to obtain all necessary government;

Certifications, approvals, and/or licenses to conduct our business;

Continued development of a public trading market for our securities;

The cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

Managing our growth effectively;

Fluctuations in operating results;

Dependence on our senior management and key employees; and

Other factors set forth under “Risk Factors”.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

Neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Moreover, the forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $ million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $5.00 per ordinary share (excluding any exercise of the underwriters’ over-allotment option).

A $ increase (decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $ million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $4.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
R&D and patent application of jadeite series products		15%

Jointly build the jadeite alliance public base		10%

Big data center exhibition, partial product processing and sales expansion site construction		8.5%

Technical system upgrade of the mall		3%

Merger and acquisition of jadeite gem mine		63.5%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed. See “Risk Factors” for further information.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

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From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future determination to pay dividends, subject to applicable laws, taking into account, among other factors, our results of operations, financial condition, contractual restrictions, and capital requirements.

CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2021 as follows:

On an actual basis; and

On an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Use of Proceeds,” “Summary Consolidated Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2021
	Actual	Pro Forma As Adjusted
Short term bank loans
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Additional paid-in capital(2)
Subscription receivable
Statutory reserve
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

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(1)	Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)	Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $ million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $ million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

DILUTION

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and the pro forma net tangible book value per Ordinary Share after the offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares. Our net tangible book value attributable to shareholders on December 31, 2021 was $ or approximately $ per Ordinary Share. Net tangible book value per Ordinary Share as of December 31, 2021 represents the amount of total assets less intangible assets and total liabilities, divided by the number of Ordinary Shares outstanding.

We will have Ordinary Shares issued and outstanding upon completion of the offering or Ordinary Shares assuming the full exercise of over-allotment option.

Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 31, 2021, will be $ or approximately $ per Ordinary Share. This would result in dilution to investors in this offering of approximately $ per Ordinary Share or approximately % from the assumed offering price of $ per Ordinary Share. Net tangible book value per Ordinary Share would increase to the benefit of present shareholders by $ per share attributable to the purchase of the Ordinary Shares by investors in this offering.

The following table sets forth the estimated net tangible book value per Ordinary Share after the offering and the dilution to persons purchasing Ordinary Shares based on the foregoing firm commitment offering assumptions. The number of our Ordinary Shares had been adjusted retrospectively to reflect the increasing of share capital. See “Description of Share Capital” for more details.

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Offering
Assumed public offering price per share
Net tangible book value per share as of December 31, 2021
Increase in pro forma net tangible book value per share attributable to price paid by new investors
Pro forma net tangible book value per share after this offering
Dilution in pro forma net tangible book value per share to new investors in this offering

You will experience further dilution if the underwriters exercise their over-allotment option. If the underwriters exercise their over-allotment option in full, the pro forma net tangible book value per share would be $ per share, and the dilution per share to new investors in this offering would be $ per share.

The following table sets forth, on an as adjusted basis as of December 30, 2021, the difference between the number of common stock purchased from us, the total cash consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $5 per share:

	Shares Purchased		Total Cash Consideration
	Number	Percent	Amount	Percent
Existing shareholders
New investors from public offering
Total

After giving effect to the sale of common stock in this offering by us, if the underwriters exercise in full their over-allotment option, our existing shareholders would own % and purchasers of common stock in this offering would own % of the total number of shares of common stock outstanding upon completion of this offering.

CORPORATE HISTORY AND STRUCTURE

Mao Shi Jade Jewelry International Investment Ltd., a British company established on September 20, 2022, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below), all our business operations were conducted through Mao Shi Jade Jewelry International Investment Ltd. The original equity owners were Zhenglin Mao, Lifen Yang and Yu Mao. We will complete the transaction before completing this issuance, excluding this issuance.

Transaction

Prior to the transaction, we expect that there will initially be three holders of common stock of Mao Shi Jade Jewelry International Investment Ltd. We will complete the following organizational transactions related to this offering:

We will modify and restate the existing limited liability company agreement of Mao Shi Jade Jewelry International Investment Ltd., which will come into force before the completion of this offering. Invest all existing ownership interests of Mao Shi Jade Jewelry International Investment Ltd. into a certain number of LTD interests.

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Compliance with Foreign Investment

We have been advised by our PRC Counsel that pursuant to the relevant laws and regulations in PRC, none of our business is on the 2020 Negative List promulgated by the MOFCOM and NDRC. Therefore, if we can conduct our business through our wholly owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

Enterprise Structure

BUSINESS

Our task

Focus on building a master jade jewelry consumer art trading.

Our company

Mao Shi Jade Jewelry International Investment Ltd., a British company established on September 20, 2022. Our operating company is HONG KONG MAO'S JEWELRY INVESTMENT GROUP LIMITED that established in Hong Kong on 9 November 2011. HONG KONG MAO'S JEWELRY INVESTMENT GROUP LIMITED was established in Hong Kong on 9 November 2011. Set up its global operations headquarters in Shenzhen, China. The operation headquarters is located in the most influential professional jewelry trading market with the largest transaction volume- -Shuibei International Jewelry trading center in China. It can not only better promote and integrate international jewelry and jade, but also achieve the global goal through the global universal language of "jewelry".

Hong Kong Mao Shi jade Jewelry Investment Group Co., Ltd. specializes in high-end jade development, production and sales, focusing on the digitalization, technology, innovation and upgrading of jade jewelry industry chain as the core, focusing on building a master jade jewelry consumer art trading based digital industry platform. Mao's jade products are based on Myanmar's high-quality mining products, through the sincere design and carving of super first-class designers, engravers, the integration of traditional Chinese culture and fashion culture, complete varieties, various products, to meet the needs of different groups of people. The company will expand the chain of a thousand Mao Shi jade jewelry stores, based on the traditional cultural foundation and rich jade jewelry art projects, relying on the master art resources of Mao Shi jade platform, the products focus on the main cost-effective consumer art route, so that the master jade jewelry art into thousands of households. Platform will build domestic innovation of OSO super supply chain digital technology system, through high-tech technology, rich jade jewelry culture industry resources, new media marketing platform, private custom and can assign business circle, capital tools and other forms of online promotion, enterprises, capital, supply chain, Banks, high-end private customers, members, mutual drainage, cross-border can jade culture, consensus standards, promote jade culture value, accelerate jade circulation.

The company has the core resources of the whole industry chain. Based on the digitalization of art design, product processing and scene transaction, the company provides full services for professional exhibitions, forum sharing, resource docking, cooperation platform and digital transaction, and creates the whole industry chain of jade jewelry ecosystem.

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Company is now in Hong Kong, Taiwan, Macao, Shanghai, Beijing, Kunming, Suzhou, Hangzhou, Wuxi and other nine important domestic cities set up more than 20 jade jewelry alliance cooperation units, also respectively in Shenzhen, Jieyang, four, ruili has established an innovative number of intelligent supply chain (service center) base, and with more than 100 domestic and foreign jewelry jade expert professor professional advisory group provide a think-tank service for company development.

Company will be "global high-end jade jewelry service + high-tech + financial capital" on the basis of the innovative concept, the integration of high-end jade jewelry supply chain production, sales team, supply chain finance, design and development, jewelry culture, high-end talent cultivation, and other plates, we will assign to jade jewelry industry more technology, digital, let jade carrying cultural mission, to promote the global high-end jade jewelry industry as the development goal, is committed to build the world's first high-end jade jewelry think-tank.

According to Euromonitor, the global premium jewelry market is estimated to be worth about $300 billion and the US is worth about $61 billion, with a compound annual growth rate of 7.4% and 4.7% from 2010 to 2019. Business is the fastest growing channel, with a compound annual growth rate of 15% from 2010 to 2020 and increased from 10% of sales in 2010 to 31% in 2020.

Despite its size, the jewelry industry is highly fragmented, including players such as mall jewellers, local independent stores and department stores. Globally, no senior jewelry company has more than 4% market share. According to Bain, about 65% of the industry consists of thousands of small independent jewelers, many of which are working to meet changing consumer preferences for personalization and e-commerce, and are further constrained by models of declining purchasing power and excessive inventory. Mall jewelers have also been slow to update their outdated retail experience and face declining traffic. We believe that the rapidly changing industry provides a full opportunity for Mao Shi Jade Jewelry International Investment Ltd.

Our competitive advantage

The jade industry covers a large population scale, a high proportion of service and service users, a huge market scale, market sales shortage, service consumption surge, the compound growth rate is extremely high, the market scale and demand is very large. Jade market demand population scale reached more than 150 million people, low and low price jade products more and more consumers tend to be young fashion crowd. High-end jade and collection value improvement, the main clients are high net worth individuals, entrepreneurs and private key clients.

Company currently has a senior authoritative expert consultant team and high-end design team, with sufficient jade jewelry supply chain system, equipped with professional operating elite team, with digital operation experience and basic platform, and form the industrial chain upstream and downstream jade alliance, currently in the industry with absolute comprehensive advantage and super operation ability leading position.

The company's future goal is to build a high-end jade jewelry industry chain platform with "digital, technological and innovation" as the core, and become a leading brand enterprise in the international ecosystem of the jade industry.

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Our business model

(1) Product pricing:

Emerald is a non-renewable resource. In recent years, with the decrease of mining resources, jade stone and more and more products.

Gold price jade is priceless, jade is can not be through the quantitative pricing of products, it is because of the particularity of jade products, consumption attributes, the collection of investment attributes decided. There are many factors in jade pricing, including the comprehensive consideration of planting water, color, process, size, defects, etc. The price of natural jade is different, there are hundreds of dollars on the market, there are also ten million levels of top jade. Emerald is not only a luxury, but also a work of art. In terms of evaluation, there are only reference answers and no standard answers.

(2) Sales channel:

Sales of jade raw stone materials through public plate; through the construction of 1000 Mao Shi jade stores chain terminals; through Mao Shi jade online mall; through new media platforms such as TikTok live broadcast, through various exhibitions and other channels; through private customization.

(3) Promotion method:

Promotion through media advertising, through various jewelry exhibitions, through customized salon activities for offline high-end customers, through membership model; through new media platforms such as live streaming, and through cooperation with chambers of commerce associations.

(4) Marketing strategies of the competitive company:

A, Through intelligence, is the inevitable trend of the future development of the jade industry, but also an important feature of the development of the jade industry in recent years. The company will vigorously improve the intelligent manufacturing related technology level;

B, Through digitalization, it can improve the production efficiency of jade, increase its profit space, but also improve the level of information and integrated application, to achieve the purpose of "reducing staff, increasing efficiency, improving quality and ensuring safety";

C, high-end with the jade industry structural adjustment, transformation and upgrading process accelerated, the replacement of higher technical level, stability and reliability of products demand will continue to stimulate jade enterprises to improve high-end manufacturing and high-end supply ability, promote jade enterprises to the high-end direction;

D, Product diversification strategy. In order to occupy the market and explore new markets and avoid the risk of single operation, the company selectively enters the marketing strategy of the whole industry chain;

E, With the help of brand effect and capital tools, build a stable terminal chain organization of 1,000 Mao Shi Jade stores, and form a stable consumer membership system through the membership system;

F, Through the cooperation with business associations, banks, insurance trusts and other institutions, to form the resource channels for key customers, and to realize a private and customized high-end membership system;

G, Quickly occupy the young customer market through new media marketing channels such as TikTok, Kwai and live streaming Festival.

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(5) Talent training and the use of big data system:

A, in the jade selection link, we have a special procurement team, they have rich experience and unique vision, pick one after one good raw materials, at the same time, this link we take area a talent training way, by professional master can trust new, and new gradually mature and become a new master, this cycle way makes our selection team to gradually grow, at the same time not too flood, control in a suitable team members;

In addition, the selection team can access our large selection database to obtain learning samples from previous selection cases;

B, Our team of designers, With a comfortable creative environment full of artistic atmosphere, The burst and collision of inspiration are the cornerstone of their exploration of design patterns, Each result of the design is adopted or reduced to waste, Will be archived in our big data system, When a new designer lacks inspiration, He can look for a big data system for the subject he wants to do, To learn from it, Also, by matching your own design drawing type, Find the corresponding jade raw materials, besides, We attach great importance to the protection of intellectual property rights, Archiving records are also used for our intellectual property rights, The whole system has a complete logical closed-loop;

C, Our processing master team, with advanced instruments and mature manufacturing technology, many of our employees are until join us, to contact and learn the use of these high precision instruments, learning at work, also can satisfy the curiosity and interest, a lot of our processing master is expert, put people together will make the whole link become efficient and full of fun, sometimes processing master will have different opinions with designers, there will be a short meeting, to deepen the understanding of the product, while looking for more product breakthrough direction. Processing masters will record the processing process into a large database system, creating learning programs and production cases, for the later masters to find a reference;

D, Our sales team, Through the big data system to obtain the whole product from the selection to matching design to processing information, At the same time, through the big data system to learn the sales skills left by the sales predecessors, By combining the two types of information, The sales team can tell you a complete product process, from the selection intention to the design inspiration and the story meaning to the details of the processing, To match the product match the identity and status of the customer, At the same time, make the customers feel more satisfied with the shopping, It is the understanding of raw materials and the cognition of the whole design, processing and production process, We unknowingly enhance the value of this link jade, As if this is the original value of jade.

The whole big data system has established a talent training system, but also improved the jade ecological chain, which is a great innovation of the jade ecological chain.

Our market prospects

Affected by relevant policies, the compound annual growth rate of the jade industry market size will be slightly reduced, but people have continuous demand for the jade industry, and enterprises constantly adjust their business to cope with the new market environment, in the next five years, the industry market size will still grow steadily, the compound annual growth rate is expected to be about 7.5%. The rapid growth of the market, broad development prospects, the rapid development has promoted the promotion of the jade industry market scale. At present, the market jade industry products have been as many as hundreds of kinds, the industry competition is very fierce. In 2020, the total assets of China's jade industry were 370.5 billion yuan, up 7.5% year on year. Main business revenue reached 186.8 billion yuan; the total profit reached 23.6 billion yuan. In recent years, in the jade sales revenue, total profit, the scale of the jade industry as a whole shows an upward trend. With the deepening of the industrial structure adjustment, the domestic medium and high-end jade equipment is developing rapidly, and the overall operation of the jade industry is increasing steadily. In the future market development, the jade industry will gradually usher in the opportunity of rapid growth!

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Our products

Our product quality

1. Refractor index: 1.66 (this is the unique refractive index of jade itself, different from other gems)

2. Density: 3.33 (also the characteristic of jade and other gems)

3. Magnified detection: fiber interwoven structure (this is a unique structure of jade)

4. Absorption spectrum: 437nm absorption line (emerald unique absorption spectrum)

5. Color filter examination: no reaction (some dyed jadeite turns red under the color filter)

6. Light transmittance: aggregate (jade is a micromineral aggregate)

7. Fluorescence: no (some B goods will have fluorescence reaction after glue injection)

8. Appearance features: Glass luster (some B goods will show a waxy luster)

Our competitors

The global jewelry industry is highly fragmented. We operate in highly competitive industries with other global jewelry retailers and brands, department stores, and independent stores, many of which have online businesses. Our main competitors include:

Jewelry retailers and brands sell directly to consumers through their own retail stores and online websites; including CHOW TAI FOOK, TSL, Chow Sang Sang, LUKFOOK JEWELLERY, 3DG Jewellery, KING FOOK HOLDINGS LIMITED, KING LUK FOOK JEWELLERY, justgold, MaBelle, Diamond Link and so on, they are our main competitors.

Department stores, selling various jewelry brands through stores and online websites, and in some cases selling their own products.

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Independent stores, including boutiques and "mom and pop" are sold primarily through one or more local stores.

In addition, other retail categories and forms of consumption, such as electronics and tourism, are also competing for consumer discretionary spending. The price of premium jewelry relative to other products can also affect consumer spending on premium jewelry.

Our competitive advantage

We compete based on brand differentiation, including our mission and values, product selection and quality, customization, pricing, consumer experience, and turnaround time. We believe that by focusing on these factors and our core values of transparency, sustainability, inclusiveness and feedback, we can gain a competitive advantage in the premium jewelry products market.

We and Asia wealth BBS, the world outstanding Chinese business association, Asia jewelry federation, south land and resources vocational college, Kunming college has jade professional colleges and universities, Guangdong pingzhou jade jewelry plate, Yunnan yingjiang jade jewelry plate, Guangdong sihui jade raw materials distribution center of jade field, jade professional committee, Yunnan province jade industry expert committee, the global high-end jewelry alliance, China jewelry jade industry association, jade jewelry industry association, Dehong business federation, Dehong prefecture jewelry industry association , Ruili Jewelry Association and hundreds of large and medium-sized domestic enterprises have resource contact or cooperation, Our platform advantage will open up a broad market for us, The huge information network and the high intelligence level put us ahead in the competition.

We believe that our quality omnchannel customer experience, unique and unique design, and goal-oriented brand are very different and innovative from other industry participants.

MANAGEMENT

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Set forth below is information concerning our directors, executive officers, and other key employees.

Name	Position(s)
Zhenglin Mao	President and Chief Executive Officer
Lifen Yang	Director and Chief Financial Officer
Zongti Motai	Director and Chief Technology Officer
Yu Mao	Director and Chief Operating Officer
Ziwen Yang	Co-Founder

Introduction

Mr. Zhenglin Mao, has founded HONG KONG MAO’S JEWELRY INVESTMENT GROUP LIMITED in November 2011 and has served as the President and Chief Executive Officer till now. In 1997, he founded Hongtai Mining Co. Ltd.. In 2003, he founded Jin Cui Jewelry Co. Ltd. and Hong Tai Trading Co. Ltd.. In 2011, he founded Beijing Mao's Jade Jewelry Workshop. In 2013, he founded Shenzhen Taihong Cuibao Jewelry Co. Ltd.. Mr. Mao received his master's degree from Huazhong University of Science and Technology in Wuhan, China and a PhD in Sociology from Wuhan University. Mr. Mao also serves as Vice Chairman of the Asia Fortune Forum, Lifetime Chairman of the World Eminent Chinese Entrepreneurs Association, and Vice Chairman of the Jadeite Research Society of the Asian Jewelry Federation.

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Ms. Lifen Yang, has been our chief financial officer since its establishment in November 2011. From September 1995, Ms. Yang Lifen worked as a finance staff of Yunxi Hengtong Construction and Installation Company. With more than 10 years of professional study, Ms. Yang is familiar with accounting fundamentals and taxation knowledge, and is able to handle cashier and accounting matters independently. She has developed a model for managing documents in her previous work, which has increased efficiency by 50% and has been responsible for high efficiency and low error rate. Ms. Yang graduated from the Beijing Hospitality Institute.

Mr. Zongti Motai, has been our chief technology officer since its establishment in November 2011. Zongti Motai is currently the Chief Engineer of China National Nonferrous Metals Corporation Jewelry Raw Material Company in Beijing, the Factory Director of Yunnan Precious Stone Scientific Experiment Factory, the Vice Chairman of Hong Kong Jade Dragon Gemstone Trading Company Limited, and the General Manager of Shenzhen (Hong Kong) Lilian Jade Jewelry Group Limited. Zongti Motai has served as a professor and supervisor of master students at the School of Jewelry of Beijing University of Geosciences, Shanghai East China University of Science and Technology, Tianjin University of Commerce, and Kunming University of Science and Technology. Zongti Motai has been appointed as the chief consultant by Shanghai Jewelry Association and Beijing Zhonghengyu Asset Appraisal Company, as well as the director of Yunnan Province Jade Industry Expert Committee. Mr. Zongti Motai, who served in the Southwest Nonferrous Geological Survey Bureau from 1961 to 1979, was engaged in geological work for nearly 20 years, and his rich experience in geological deposits laid a solid geological foundation for the study of precious stones for the next 30 years.

Ms. Yu Mao, has been our chief operating officer since its establishment in November 2011. From 2011-2012, Ms. Mao worked as a sales assistant of Fine Arts Jade Jewelry Company in Hong Kong, China. From 2019-2020, Mao Yu is an art teacher at Dragonfly Design. Ms. Mao received her bachelor's degree from Bellerbys College in 2016 and her master's degree from Academy of Art University in 2019.

Mr. Ziwen Yang, has been our Co-Founder since its establishment in November 2011. Mr. Yang is the co-founder of Global High-End Jewelry Alliance, the chairman of Yunnan Menggong Jadeite Co., Ltd. and the executive director of China Jewelry and Jadeite Industry Association, the vice president of Asia Jewelry Federation, etc. He received a graduate degree in enterprise economic management from Tsinghua University.

History of Directors

Mr. Zhenglin Mao

Starting from Yunnan Yunxi Group, the chairman's serious and responsible, cautious and attentive work attitude has been unanimously recognized by the leaders, accumulated a lot of work experience, while having a lot of grass-roots vision, the latter did not forget the original intention to start a business has played a role in the foundation, and through serving as general manager of the company, experienced the practical course of management, in the whole process has accumulated a considerable spiritual wealth, set up a more ambitious Ltd. and began to study the supply chain of the mining industry as well as de-mining their own future development, during which the chairman was very self-disciplined and had very good academic management, completed his postgraduate studies, and then founded Jin Cui Jewelry, Hong Tai Trading Co. A series of accumulation and progress, the chairman of the board with their own resources and because of their own profitable partners, started a resource base, started all the accumulation along the way, in 2011 at the same time in Beijing and Hong Kong to create a jade related companies, perfect the whole industry chain of laying, Beijing Mao's jade jewelry workshop main jade culture and production, has a strong cultural heritage and artistic color, Hong Kong Mao's jade jewelry Ltd. is the link to the whole industry chain, a covering the supply chain, design, production, sales of jadeite business empire is built, and in 2013 to see the market in Shenzhen, the establishment of Shenzhen Taihong Cui Bao Jewelry Co. All stages of talent, the chairman of the board of directors in mind, is a larger stage and battlefield.

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Success Stories

A/ Obtained the honorary titles of Vice President of Asian Fortune Forum, Life President of World Outstanding Chinese Business Association, Vice President of Jadeite Research Association of Asian Jewelry Federation.

B/ united with other jadeite jewelry enterprises and business associations, integrated resources and opened jadeite public market to make up for the gap of jade marker field in the jadeite raw material distribution center in Sihui City, Guangdong.

C/ had led the operation team together to build Guangdong Pingzhou jadeite jewelry public board, Yunnan Yingjiang jadeite jewelry public board and successful incubation and operation management, with more than thirty years of experience in the jewelry industry, from the source to help Yunnan jade market optimization and upgrading, dedicated to build Yunnan jewelry and jade trading center, and include jadeite raw materials sales, processing, evaluation, identification, testing, auction, e-commerce and goods or The business of import and export of goods or technology.

D/ with Yunnan Land and Resources Vocational College, Kunming College and other institutions of higher learning with jewelry and jade professional talent training base phase, year-round for Yunnan jewelry and jade professional talent training to provide cultural teaching and practical training guidance.

E/ participates in the construction of Yunnan Ruili Wanchao Border Culture Park, is a national 3A scenic spot with museum cluster, located at the border between China and Myanmar, the scenic spot features the first kilometer of the Stilwell Highway and Yunnan-Myanmar Highway into China as the core area, the construction of the border culture as the theme of "one street and 13 museums", the collection of hundreds of thousands of pieces, belonging to a rare domestic personal miscellaneous collection items, the cultural park has a history of The cultural park has three history museums with the theme of culture, among which, the Sino-Myanmar Friendship Memorial Hall is rated as a national cultural relic unit. The scenic spot includes six functions of "eating, living, traveling, shopping and entertainment", and is a national special 3A-level scenic spot featuring museum clusters, and is an important part of the national Ruili Wanmachi special town.

Ms. Lifen Yang

Ms. Yang has more than 10 years of professional study, familiar with accounting fundamentals and taxation knowledge, and can independently handle cashier and accounting matters. She has summarized a set of management document model in her previous work, which has increased efficiency by 50%. Good service consciousness and good at service. Good service consciousness, good at maintaining customer relationship, finding pain points in channels and helping to solve them, quick to list clear goals and implement them, good at finding learning channels to improve, constantly iterating and precipitating work methods, skilled in applying Office office software and Excel tables. He has mastered interpersonal skills and can effectively maintain relationships with various parties. In his growing career, his conscientious and responsible work attitude has created a virtuous cycle of growth, and his rich and experienced experience is the base of his strength and self-confidence. High-intensity financial statement output has identified and solved many problems for the company, and gradually built a healthier financial structure for the company in order to allow the company to develop and upgrade more permanently.

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Brief introduction of work experience

At Yunxi Hengtong Construction and Installation Company, Ms. Yang Lifen worked conscientiously and diligently to:

1. Responsible for registering cash receipts and disbursements, bank deposits and accurately entering them into the system, preparing cash receipt and disbursement certificates and bank deposit balance reconciliation statements on time;

2. Responsible for auditing the authenticity and accuracy of all kinds of reimbursement documents, keeping the relevant original vouchers for payment, and summarizing a set of management document model to improve efficiency by 50%;.

3. Use financial software to do daily bookkeeping and weekly and monthly closing of accounts based on original vouchers and bills, and output more than 10 financial statements in a month;

4. Establish and manage the company's financial records for the first time in accordance with the accounting records management method, so that the information is complete and confidential;

5. Arranges the payment of salaries for 1000+ employees in the company department, and pays the company's property management fees, water and electricity bills in a timely manner every month.

Due to her extensive resume and sufficient work experience, Ms. Yang joined Hong Kong Mao's Jade Jewellery Investment Group Limited and during her employment:

1. Handling cash, accounts receivable, accounts payable, etc. on a daily basis;

2. Responsible for the management of invoice receipts and strict audit of invoice authenticity;

3. Communicate and coordinate with various departments and be responsible for the reimbursement of purchasing expenses and other related work;

4. Assist the finance supervisor in accounting for costs and receipts, and prepare budget statements for each month.

Success Stories

1, Lead the original brand logo upgrade, tend to be more youthful and personalized.

2, According to the company design IP image, to assist the brand to pull economic benefits.

3, Responsible for the overall design and post-placement of the promotional book.

Project result: The overall brand upgrade effectively established the overall image of the company, communicated the corporate message more clearly to the public, and strengthened the company's brand memory point. The next month after the brand upgrade, sales increased by 30%, and the proportion of young people who consume more than 50%.

Mr. Zongti Motai

In the past 30 years, he has published more than 200 academic papers in authoritative journals, published and reprinted many times such far-reaching monographs as "Mr. Motai knows Jade" and "Jade Grade Specimen Collection", and has accurately predicted the market development trend of China's jewelry industry many times. His profound expertise and rich market experience have established his high status in the jewelry industry, and he is respected as the "Jade Emperor" in the industry.

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Mr. Zongti Motai, worked in Southwest Nonferrous Geological Survey Bureau from 1961 to 1979, engaged in geological work for nearly 20 years, his rich experience in geological deposits laid a solid geological foundation for the next 30 years of research in gemology. 1979 to 1993, he worked in China Nonferrous Corporation Jewelry Raw Material Company in Beijing, Yunnan Precious Stone Scientific Experimental Factory, Hong Kong Ltd. and Shenzhen (Hong Kong) Lilian Jade Jewelry Group Co., Ltd. as chief engineer, factory director, vice chairman and general manager, etc. He has been stationed abroad for a long time, responsible for foreign gemstone prospecting work on behalf of the state and in charge of business management. He has a deep and comprehensive understanding of gemstone resources in many countries around the world.

He has long been a senior advisor to government departments related industries and hundreds of large and medium-sized enterprises in China. He has been a professor and supervisor of master students at the School of Jewelry of Beijing University of Geosciences, Shanghai East China University of Science and Technology, Tianjin University of Commerce and Kunming University of Science and Technology, and has been appointed as chief advisor by Shanghai Jewelry Association and Beijing Zhonghengyu Asset Appraisal Company. Recently, he was also appointed as the director of Yunnan Provincial Jade Industry Expert Committee.

Success Stories

Published and reprinted many times the "Mo Tai know Jade" "jade level specimen set" and other monographs with far-reaching impact.

Ms. Yu Mao

She grew up with a strong interest in art from her family, especially in painting and handicrafts, and was guided by her surroundings and relatives, especially her father, who gradually tried to express her inner thoughts and ideas through art. She went to the UK with a longing and desire for art, studied architectural scale modeling and texturing, and gradually understood the true meaning of art in the process of growing her skills, that is, good art is not just a show-off, but also incorporates her strong emotional expression and feedback on social issues and phenomena, and her thoughts continue to improve with the creation of art, incorporating sociology, history, aesthetics, and humanistic thinking into her work. As jewelry is a work that can be passed down, Ms. Mao gradually opens up her mind to think about what kind of symbolic meaning and profound influence her jewelry can bring to the future generations of consumers, and incorporate these thoughts into her new works, thus achieving another upgrade of her jewelry works from this stage of life. After that, Mao Yu's works are full of philosophical thoughts, such as "The Heart of the Ocean", which uses a big heart to think about life and death, so that people can think about the weight of life, and at the same time, inside the heart is the rich world of the ocean, which symbolizes the rich inner world of human beings.

Combined with Ms. Mao's experience in environmental protection projects, we can see that her works are mixed with a lot of thinking and delicacy. Ms. Mao attempts to use her works to cause more people to reflect on jewelry art, and her pursuit is to make people in the Chinese market pay more attention to the moral and story of the art work itself, rather than focusing on the material itself, and to move away from the low-level pursuit into the high-level pursuit.At the same time, Ms. Mao continues to build herself up, learning about supply chain, finance, investment and other things, showing a good future prospect and hope for the company, this hope is the existence of Ms. Mao Yu itself, let us wish Ms. Mao Yu success in pursuing her dream and ushering in her own era.

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Mao Yu's collection "Marine Pollution

Mr. Ziwen Yang

In July 1995, after graduation, he served in the Industry and Commerce Bureau of Wanchai and worked in the Market Section, Enterprise Management Section, Finance Section, and later was mainly responsible for the work of jewelry and jade identification and customs clearance sealing in the Organ Service Center.

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Chairman of Yunnan Menggong Jadeite Co.

Co-founder of Global High-end Jewelry Alliance.

Member of Yunnan Provincial Political Consultative Conference.

Director of China-Myanmar Friendship Memorial Hall.

Executive Director of China Jewelry and Jadeite Industry Association.

Vice President of Asia Jewellery Federation.

Vice Chairman of Yunnan Provincial Jewelry and Jade Jewelry Industry Association.

Member of the Expert Committee of Yunnan Provincial Jewelry and Jade Jewelry Industry Association.

President of Minsheng Bank Mengkong Jade Commercial Bank Cooperative.

Shareholder director of Dehong State Federation of Industry and Commerce.

Vice President of Dehong Prefecture Jewelry Industry Association.

Vice President of Ruili Jewelry Association.

Honorary President of Wanchaihuan Ethnic Ecological Village in Yunnan.

Mr. Ziwen Yang, with his excellent learning ability and strong self-management ability, his self-discipline spirit throughout his entire study and work career, has won him excellent academic qualifications and recognition from various associations and companies, Mr. Yang also attaches great importance to his own character, and his charisma has been approved by the community and has received many honors. In the business and political circles, Mr. Yang's deeds have taught his employees the truth that in the apparently sinister market, sincerity is so important and precious. In the end, a person will have what he should have, pay and effort will be rewarded, the pattern and vision of people should be opened towards a better sky.

Success Stories

“Meng Gong Jadeite Sutra”, “Jadeite Grand Lecture”, “Jadeite World” magazine.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Code of Business Conduct and Ethics

In connection with this offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Board of Directors

Our board of directors will consist of 4 directors upon declaration of effectiveness of the registration statement of which this prospectus forms a part. A director is not required to hold any shares in our company to qualify to serve as a director. Subject to the rules of the relevant stock exchange and disqualification by the chairman of the board of directors, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is materially interested. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party.

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Committees of the Board of Directors

Prior to the declaration of effectiveness of the registration statement of which this prospectus forms a part, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors. We intend to adopt a charter for each of the three committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee

Our audit committee will consist of                         ,              , and                 . We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. We have determined that qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

Selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

Reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

Reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

Discussing the annual audited financial statements with management and the independent registered public accounting firm;

Reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

Annually reviewing and reassessing the adequacy of our audit committee charter;

Meeting separately and periodically with management and the independent registered public accounting firm; and

Reporting regularly to the board.

Compensation Committee

Our compensation committee will consist of                         ,                     and                        .. We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

Reviewing the total compensation package for our executive officers and making recommendations to the board;

Reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

Periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

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Nominating and Corporate Governance Committee

Our nominating and corporate governance committee will consist of                      ,                  and                  . We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Securities Exchange Act of 1934. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

Recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

Reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

Selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

Monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Our directors owe duties to the company and all shareholders, including a duty of loyalty, a duty to act honestly, in good faith and with a view to our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our company a duty to act with skill and care.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

Convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

Declaring dividends and distributions;

Appointing officers and determining the term of office of the officers;

Exercising the borrowing powers of our company and mortgaging the property of our company; and

Approving the transfer of shares in our company, including the registration of such shares in our share register.

Involvement in Certain Legal Proceedings

During the past ten years no current director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws.

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(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

Any Federal or State securities or commodities law or regulation; or

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity.

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Employment Agreements, Director Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers, pursuant to which such individuals initially agreed to serve as our executive officers until December 31, 2024. Such terms will be automatically extended for successive 36 months periods, unless the agreements are terminated in accordance with their terms. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 60 days’ advance written notice. Each executive officer may resign at any time upon 60 days’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

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We have also entered into indemnification agreements with each of our executive officers and directors. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

Equity Awards

We have not granted any equity awards to our directors or executive officers during the fiscal year ended December 31, 2021.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF OUR COMMON STOCK

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

U.S. expatriates and former citizens or long-term residents of the United States;

Persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

Banks, insurance companies, and other financial institutions;

Brokers, dealers, or traders in securities;

“Controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

Partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

Tax-exempt organizations or governmental organizations;

Persons deemed to sell our common stock under the constructive sale provisions of the Code;

Persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

Tax-qualified retirement plans;

“Qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

Persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

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If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

An individual who is a citizen or resident of the United States;

A corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

An estate, the income of which is subject to U.S. federal income tax regardless of its source; or

A trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the subsection titled — “Sale or Other Taxable Disposition”.

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

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If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

The gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);
The Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of theNon-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

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As filed with the U.S. Securities and Exchange Commission on           , 2022

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus for:

Each beneficial owner of 5% or more of our outstanding ordinary shares;

Each of our directors and executive officers; and

All of our directors and executive officers as a group.

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Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include ordinary shares issuable upon the exercise of options that are immediately exercisable or exercisable within 60 days of the date of this prospectus. Percentage ownership calculations prior to this offering are based on ordinary shares, par value $0.0001 per share, outstanding as of the date of this prospectus. Percentage ownership calculations after this offering are based on ordinary shares, par value $0.0001 per share, outstanding after this offering.

Except as otherwise indicated, all of the shares reflected in the table are ordinary shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Fractional shares are rounded to the nearest whole share herein. The information is not necessarily indicative of beneficial ownership for any other purpose.

Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC.

Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest.

The percentages below are calculated based on shares of common stock issued and outstanding as of February 25, 2022.

	Shares Beneficially Owned Prior to the Offerings
Name of Beneficial Owner	Shares	Percentage
Executive Officers and Directors:
Zhenglin Mao	40800	51%
Lifen Yang	31200	39%
Yu Mao	8000	10%
All directors and officers as a group	80000	100%

5% or Greater Holders:
Zhenglin Mao	40800	51%
Lifen Yang	31200	39%
Yu Mao	8000	10%

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As filed with the U.S. Securities and Exchange Commission on           , 2022

RELATED PARTY TRANSACTIONS

Contractual Arrangements with Our Variable Interest Entities and Their Shareholders

See “Business—Contractual Arrangements.”

Employment Agreements

See “Management—Employment Agreements.”

Transactions with Related Parties

The Company had transactions with the following related parties for the years ended December 31, 2021 and 2020:

Name of Related Party	Nature of Relationship
Zhenglin Mao	President and Chief Executive Officer
Lifen Yang	Director and Chief Financial Officer
Zongti Motai	Director and Chief Technology Officer
Yu Mao	Director and Chief Operating Officer
Ziwen Yang	Co-Founder

DESCRIPTION OF SHARE CAPITAL

General

As of the date of this prospectus, we are authorized to issue shares of common stock, par value $0.0001 per share. As of the date of this prospectus, shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

Ordinary Shares

As at the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We plan to apply to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “MSFC.” We cannot guarantee that we will be successful in listing on Nasdaq; however, we will not complete this offering unless we receive conditional approval letter.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is .

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors, subject to the Companies Act. Our articles of association provide that the directors may from time to time declare dividends (including interim dividends) and other distributions on shares of the Company in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. No dividend shall be paid otherwise than out of profits or, subject to the restrictions of the Companies Act, the share premium account.

However, we have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

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Voting Rights

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the Ordinary Shares cast by those shareholders entitled to vote who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Pre-emptive Rights

There are no pre-emptive rights applicable to the issue by us of Ordinary Shares under our memorandum and articles of association.

Our Memorandum and Articles of Association

The following are summaries of the material provisions of our memorandum and articles of association and the Cayman Islands Companies Act, insofar as they relate to the material terms of our Ordinary Shares. They do not purport to be complete. Copies of which are filed or will be filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than 10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

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No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. A meeting of members is duly constituted if, at the commencement of the meeting, there are present in person, through their authorized representative or by proxy two or more members entitled to vote on resolutions of members to be considered at the meeting except where there is only one member entitled to vote on resolutions of members to be considered at the meeting in which case the quorum shall be one member. If, within two hours from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting of members, the chairman of the board of directors shall preside as chairman of the meeting.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders not earlier than the expiration of 14 days from the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. Subject to the Companies Act, our memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

Changes in Capital

We may from time to time by an ordinary resolution of our shareholders:

Increase the share capital of our Company by new shares of such amount as it thinks expedient;
Consolidate and divide all or any of our share capital into shares of larger amount than its existing shares of shares;
Subdivide its existing shares, or any of them, into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and
Cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

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Our shareholders may by special resolution, reduce its share capital and any capital redemption reserve in any manner authorized by the Companies Act.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares. Of that amount, Ordinary Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our ordinary share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The ordinary share held by existing shareholders are, and any ordinary share issuable upon exercise of options outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Lock-Up Agreements

Our directors, executive officers and shareholders have agreed, subject to limited exceptions, not to offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise dispose of, directly or indirectly, or enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 6 months after the date of this prospectus, without the prior written consent of the presentative. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting”.

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Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or

The average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with                     , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

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Name of Underwriters Number of Ordinary Shares

The Underwriter is committed to purchase all the ordinary shares offered by this prospectus if it purchases any ordinary shares. The Underwriter is not obligated to purchase the ordinary shares covered by the Underwriter’s Over-Allotment option to purchase ordinary shares as described below. The Underwriter is offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement, such as the receipt by the Underwriter of officer’s certificates and legal opinions. The Underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to eight percent (8%) of the gross proceeds of this offering. The Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus and to dealers at those prices less the aforesaid fee (“underwriting discount”) set forth on the cover page of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions (8%)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $           . Such accountable out-of-pocket expenses include no more than $           in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $           and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $ , background checks expenses not to exceed $           , and DTC eligibility fees and expenses not to exceed $           . We have paid to $           in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

We estimate that the total expenses payable by us in connection with the offering, other than the underwriting fees and commissions, will be approximately $ .

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

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Lock-Up Agreements

We have agreed that, subject to certain exceptions set forth in the underwriting agreement, we will not, without the prior written consent of the Underwriter, from the date of execution of the underwriting agreement and continuing for a period of 6 months from the date on which the trading of the Ordinary Shares on a National Securities Exchange commences, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any ordinary shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares or any such other securities.

Our officers, directors, and all existing shareholders agree not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any Ordinary Shares or other securities convertible into or exercisable or exchangeable for Ordinary Shares for a period of up to 6 months after the date of the underwriting agreement between the Company and the Underwriter without the prior written consent of the Underwriter.

The Underwriter may in its sole discretion and at any time without notice release some or all of the Ordinary Shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the Underwriter will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

Determination of Offering Price

The public offering price of the Ordinary Shares we are offering was determined by us in consultation with the Underwriter based on discussions with potential investors in light of the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be delivered to potential investors by the Underwriter. The prospectus in electronic format will be identical to the paper version of such prospectus. Other than the prospectus in electronic format, the information on the Underwriter’ website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this Prospectus forms a part.

Application for Nasdaq Listing

We plan to apply to have our Ordinary Shares approved for listing/quotation on the Nasdaq Capital Market under the symbol “MSFC.” We will not consummate and close this offering without a listing approval letter from Nasdaq Capital Market. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq Capital Market. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed.

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If the application is approved, trading of our Ordinary Shares on the Nasdaq Capital Market will begin within five days following the closing of this offering. If our Ordinary Shares are listed on the Nasdaq Capital Market, we will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ordinary shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the ordinary shares in any jurisdiction where action for that purpose is required. Accordingly, the ordinary shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the ordinary shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Switzerland

This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the ordinary shares. The ordinary shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the ordinary shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the ordinary shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus nor any other offering or marketing material relating to the ordinary shares may be publicly distributed or otherwise made publicly available in Switzerland.

Cayman Islands

This prospectus does not constitute a public offer of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands.

Hong Kong

Our ordinary shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to our ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

57

As filed with the U.S. Securities and Exchange Commission on           , 2022

British Virgin Islands

The ordinary shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by us or on our behalf. The ordinary shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a BVI Company), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.

PRC

This prospectus will not be circulated or distributed in China and the ordinary shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any PRC residents except pursuant to any applicable PRC laws and regulations. Neither this prospectus nor any advertisement or other offering material may be distributed or published in China, except under circumstances that will result in compliance with applicable laws and regulations.

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with this offering by us. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq Capital Market listing fee, all amounts are estimates.

Securities and Exchange Commission Registration Fee	$
Nasdaq Capital Market Listing Fee	$
FINRA Filing Fee	$
Legal Fees and Expenses	$
Accounting Fees and Expenses	$
Printing and Engraving Expenses	$
Miscellaneous Expenses	$
Underwriter Expenses	$
Total Expenses	$

These expenses will be borne by us. Underwriting discounts will be borne by us in proportion to the numbers of Ordinary Shares sold in the offering.

58

As filed with the U.S. Securities and Exchange Commission on           , 2022

LEGAL MATTERS

We are being represented by with respect to certain legal matters of U.S. federal securities. Certain legal matters as to PRC law will be passed upon for us by . The underwriters are being represented by in connection with this offering.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2021 and December 31, 2020 have been audited by , an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Mao Shi Jade Jewelry International Investment Ltd. AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2021 (UNAUDITED)

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Condensed Consolidated Balance Sheets at December 31, 2021 (Unaudited) and December 31, 2020 (unaudited)	60

Condensed Consolidated Statements of Income and Comprehensive Income December 31, 2021 and 2020 (unaudited)	61

Condensed Consolidated Statements of Changes in Shareholders’ Equity December 31, 2021 and 2020 (Unaudited)

Condensed Consolidated Statements of Cash Flows December 31, 2021 and 2020 (Unaudited)	63

The following data are vacant to avoid misleading information to potential investors as the relevant financial data are unaudited.

59

As filed with the U.S. Securities and Exchange Commission on           , 2022

Mao Shi Jade Jewelry International Investment Ltd. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	As of December 31, 2021	As of December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents
Restricted cash
Accounts receivable, net
Prepaid expenses and other current assets
Amounts due from related parties
Total current assets

Non- CURRENT ASSETS:
Property, plant and equipment, net
Other long-term assets and deposits
Operating lease right of use asset, net
Long-term prepaid expenses
Total non-current assets
Total assets

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED SHARES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accounts and other payables, and accruals
Taxes payable
Operating lease liability - current
Contract liabilities - current
Related party payables
Total Current Liabilities

Non-Current Liabilities
Operating lease liabilities – non current
Contract liabilities – non current
Total non-current liabilities
TOTAL LIABILITIES

COMMITMENTS AND CONTINGENCIES

Shareholders’ equity
Ordinary shares
Subscription receivable
Additional paid in capital
Retained earnings
Accumulated other comprehensive income (loss)
Total Shareholders’ equity
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY

60

As filed with the U.S. Securities and Exchange Commission on           , 2022

Mao Shi Jade Jewelry International Investment Ltd. AND SUBSIDIARIES

Consolidated Statements of Income and Comprehensive Income (Unaudited)

	As of December 31, 2021	As of December 31, 2020
REVENUES
Revenue from customers
Revenues from related parties
Total Revenues
COST OF REVENUES
Cost of revenues from customers
Cost of revenues related parties

Total Cost of revenues
GROSS PROFIT

OPERATING EXPENSES
Selling expenses
General and administrative expenses
Research and development expenses
Share-based compensation
OPERATING EXPENSES

INCOME FROM OPERATIONS
Interest income, net
Government grant
Gain on asset disposal
TOTAL OTHER INCOME

INCOME BEFORE INCOME TAX EXPENSE

INCOME TAX EXPENSE

NET INCOME

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment

COMPREHENSIVE INCOME

EARNINGS PER COMMON SHARE
Basic
Diluted

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic
Diluted

61

As filed with the U.S. Securities and Exchange Commission on           , 2022

Mao Shi Jade Jewelry International Investment Ltd. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	As of December 31, 2021	As of December 31, 2020
Cash flows from operating activities
Net income
Depreciation and amortization
Changes in assets and liabilities
Decrease (increase) in accounts receivable
Decrease (increase) in accounts receivable
Decrease (increase) in accounts receivable
Decrease (increase) in accounts receivable
Decrease (increase) in accounts receivable
Decrease (increase) in accounts receivable
Decrease (increase) in accounts receivable
Decrease (increase) in accounts receivable
Decrease (increase) in accounts receivable
Decrease (increase) in accounts receivable
Decrease (increase) in accounts receivable
Net cash (used in) generated by operating activities

Cash flows from investing activity
Purchase of fixed assets
Net cash used in investing activity

Cash flows from financing activities
Proceeds from related party, net
Proceeds from capital contribution
Net cash provided by financing activities

Net (decrease) increase of cash and cash equivalents

Effect of foreign currency translation on cash and cash equivalents

Cash, cash equivalents, and restricted cash - beginning of period
Cash, cash equivalents, and restricted cash - beginning of period

Supplemental cash flow information
Interest paid
Income taxes paid

62

As filed with the U.S. Securities and Exchange Commission on           , 2022

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 1 Exhibits

Exhitbit Number	Description of Document

3.1	Bylaws of the Company

3.2	Certificate of Incorporation of Mao Shi Jade Jewelry International Investment Ltd.

3.3	Certificate of Incorporation of HONG KONG MAO’S JEWELRY INVESTMENT GROUP LIMITED

3.4	Articles of Association of HONG KONG MAO’S JEWELRY INVESTMENT GROUP LIMITED

3.5	Business License of HONG KONG MAO’S JEWELRY INVESTMENT GROUP LIMITED

4.1	Specimen Common Stock Certificate

10.1.1	Employment Agreement between Mao Shi Jade Jewelry International Investment Ltd. and Zhenglin Mao

10.1.2	Employment Agreement between Mao Shi Jade Jewelry International Investment Ltd. and Lifen Yang

10.1.3	Employment Agreement between Mao Shi Jade Jewelry International Investment Ltd. and Zongti Motai

10.1.4	Employment Agreement between Mao Shi Jade Jewelry International Investment Ltd. and Yu Mao

10.1.5	Employment Agreement between Mao Shi Jade Jewelry International Investment Ltd. and Ziwen Yang

63

As filed with the U.S. Securities and Exchange Commission on           , 2022

Item 2 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Guangzhou, China, on the 23rd day Feb, 2022.

Mao Shi Jade Jewelry International Investment Ltd.
By	/s/ Zhenglin Mao
Name: Zhenglin Mao
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

Zhenglin Mao	President and Chief Executive Officer	September 30,2022
Lifen Yang	Director and Chief Financial Officer	September 30,2022
Zongti Motai	Director and Chief Technology Officer	September 30,2022
Yu Mao	Director and Chief Operating Officer	September 30,2022

64